UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2023

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 24, 2023, Verastem, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement (the “Private Placement”) up to 2,144,160 shares of its Series B convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), in two tranches. The Preferred Shares will be convertible into the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the option of the holders at any time, subject to certain limitations, at a conversion rate equal to $0.5901 per share, a premium above the five-day average closing price for the Common Stock of $0.5860 as of January 24, 2023.

The Company agreed to sell and issue in the first tranche of the Private Placement 1,200,000 shares of Preferred Stock a purchase price of $25.00 per share of Preferred Stock (equivalent to $0.5901 per share of Common Stock). The first tranche of the Private Placement is anticipated to close on January 27, 2023, subject to customary closing conditions. The Company anticipates receiving gross proceeds from the first tranche of the Private Placement of approximately $30.0 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

In addition, the Company agreed to sell and issue in the second tranche of the Private Placement 944,160 shares of Preferred Stock at a purchase price of $31.77 per share of Preferred Stock (equivalent to $0.75 per share of Common Stock) if at any time within 18 months following the closing of the first tranche the 10-day volume weighted average price of the Company’s Common Stock (as quoted on Nasdaq and as calculated by Bloomberg) should reach at least $1.125 per share (adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as needed) with aggregate trading volume during the same 10-day period of at least $25 million within 18 months from the closing date of the initial tranche. The second tranche of the Private Placement is expected to close within seven trading days of meeting the second tranche conditions and will be subject to additional, customary closing conditions. If the second tranche conditions are satisfied, the Company anticipates receiving gross proceeds from the second tranche of the Private Placement of approximately $30.0 million, before deducting fees to the placement agent and other offering expenses payable by the Company.

The Company expects to use the net proceeds from the Private Placement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, milestone payments under in-license agreements, and possible acquisitions.

Truist Securities, Inc. is acting as sole lead placement agent for the offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Preferred Stock set forth under Items 1.01 and 5.03 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Preferred Stock in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 with respect to the Certificate of Designation (as defined below) is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to the Articles of Incorporation; Change in Fiscal Year

Creation of Series B Convertible Preferred Stock

On January 24, 2023, the Company, filed the Certificate of Designation of the Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”) setting forth the preferences, rights and limitations of the Company’s newly designated Series B convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”) with the Secretary of State of the State of Delaware. The Certificate of Designation became effective upon filing.

Converison

Each share of the Preferred Stock will be convertible into 42.3657 shares of the Company’s common stock (the “Common Stock”) at the option of the holder at any time, subject to certain limitations, including that the holder will be prohibited from converting Preferred Stock into Common Stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own a number of shares of Common Stock above a conversion blocker, which is initially set at 9.99% (the “Conversion Blocker”) of the total Common Stock then issued and outstanding immediately following the conversion of such shares of Preferred Stock. Holders of the Preferred Stock are permitted to increase the Conversion Blocker to an amount not to exceed 19.99% upon 61 days’ prior notice.

Ranking; Liquidation Preference

The Preferred Stock ranks (i) senior to the Common Stock; (ii) senior to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Preferred Stock (“Junior Stock”); (iii) senior to all shares of the Company’s Series A Convertible Preferred Stock; (iv) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Preferred Stock (the “Parity Stock”); (v) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Stock”); and (vi) junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities, in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily and as to the right to receive dividends.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the prior and superior rights of any Senior Stock, each holder of shares of Preferred Stock will be entitled to receive, in preference to any distributions of any of the assets or surplus funds of the Company to the holders of the Common Stock and any of the Company’s securities that are Junior Stock and pari passu with any distribution to the holders of any Parity Stock, an amount equal to $1.00 per share of Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of the Common Stock or any of our securities that Junior Stock.

Voting Rights

So long as any shares of the Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of majority of the shares of the Preferred Stock then-outstanding, given in person or by proxy, either in writing or at a meeting, in which the holders of the Preferred Stock vote separately as a class: (a) amend, alter, modify or repeal (whether by merger, consolidation or otherwise) the Certificate of Designation, the Certificate of Incorporation of the Company, or the Company’s bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of, the Preferred Stock; (b) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock; (c) authorize or issue any Senior Stock; or (d) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the affirmative vote or written consent of the majority of then-outstanding Preferred Stock.

Dividends

Shares of the Preferred Stock are entitled to receive any dividends payable to holders of Common Stock on an as-converted-to common-stock basis.

Exchange Listing

The Company does not intend to apply for listing of the Preferred Stock on any securities exchange or other trading system.

The foregoing description of the Certificate of Designation and the summary of the preferences, rights, and limitations of the Preferred Stock described above does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is being filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about the Company’s future plans and prospects, and financial results. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

These risks and uncertainties include the risk that the Private Placement does not close on the expected timing, or at all. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2022, as filed with the SEC on November 3, 2022, and June 30, 2022, as filed with the SEC on August 8, 2022, its Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 18, 2021 and in any subsequent filings with the SEC. The forward-looking statements contained in this Current Report on Form 8-K reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock
10.1*	Purchase Agreement, dated as of January 24, 2023, among Verastem, Inc. and each purchaser party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verastem, Inc.

Dated: January 25, 2023	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer